EXHIBIT 1.1







                           ARTICLES OF INCORPORATION

                                       OF

                               THE SBI FUND, INC.





                   FIRST: The undersigned, Sherri D. Reiss, whose ad-dress is 299 Park Avenue, NY 10171, being at least eighteen years of age, hereby forms a corporation under the Maryland General Corporation Law.

                   SECOND: The name of the corporation (hereinafter called the "Corporation") is The SBI Fund, Inc.

                   THIRD: The Corporation is formed for the following purpose or purposes:

                   (a) to conduct, operate and carry on the business of an investment company;

                   (b) to subscribe for, invest in, reinvest in, pur-chase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, includ-ing without limitation of the generality of the forego-ing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or nonnegotiable instruments, obligations, evidences of in-terest, certificates of interest, certificates of par-ticipation, certificates, interests, evidences of owner-ship, guarantees, warrants, options or evidences of in-debtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, terri-tory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation orga-nized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country; commodities of every nature, kind, character, type and form, including without limitation of the generality of the foregoing, tangible or intan-gible, which is, or contracts relating to which are, traded on any commodities exchange, and any contract,







              certificate, receipt or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interests therein; bank certificates of deposit, bank time deposits, bankers' acceptances and commercial pa-per; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associa-tions or corporations to exercise any of said rights, powers and privileges in respect of any said instru-ments;

                   (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation;

                   (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the Corporation, including shares of stock of the Corpora-tion in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the Corporation any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereaf-ter permitted by the laws of the State of Maryland;

                   (e) to conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any States of the United States of America, in the District of Columbia and in any other parts of the world; and

                   (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion and at-tainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the ac-complishment of any of such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland










              upon corporations incorporated or organized under the Maryland General Corporation Law.

                   The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corpo-ration nor shall the expression of any thing be deemed to ex-clude another, though it be of like nature, not expressed, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, however, that the Corpo-ration shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the Corpora-tion may not lawfully conduct, promote, or exercise.

                   FOURTH: The post office address of the principal office of the Corporation within the State of Maryland, and of the resident agent of the Corporation within the state of Maryland, is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                   FIFTH: (1) The total number of shares of stock which the Corporation has authority to issue is twenty mil-lion (20,000,000) shares of Common Stock, all of which are of the par value of one tenth of one cent ($.001) each, of which ten million (10,000,000) shares are designated as Class A Common Stock and ten million (10,000,000) shares are desig-nated as Class B Common Stock.

                   (2) The aggregate par value of all the authorized shares of stock is twenty thousand ($20,000) dollars.

                   (3) The Board of Directors of the Corporation is authorized, from time to time, to fix the price or the mini-mum price or the consideration or minimum consideration for, provided the manner of fixing such price or consideration is not inconsistent with any provision of the Investment Company Act of 1940 (the "Investment Company Act"), and to issue, the shares of stock of the Corporation.

                   (4) The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the Cor-poration.










                   (5) Subject to the power of the Board of Directors to reclassify unissued shares, the shares of each class of stock of the Corporation shall have the following prefer-ences, conversion and other rights, voting powers, restric-tions, limitations as to dividends, qualifications and terms and conditions of redemption:

                   (i) The "assets belonging to" a class of stock of the Corporation, subject only to the rights of credi-tors, shall consist of all consideration received by the Corporation for the issuance or sale of shares of such class of stock and all net income, earnings and profits thereof, net of redemptions and distributions with re-spect to such shares.

                  (ii) The assets belonging to a class shall be charged with the liabilities of the Corporation in re-spect of such class and with such class' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such class bears to the net asset value of all classes. The determination of the Board of Directors shall be conclu-sive as to the allocation of liabilities, including ac-crued expenses and reserves, to a class.

                 (iii) Dividends or distributions on shares of each class, whether payable in stock of the class or any other class of stock of the Corporation or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

                  (iv) In the event of the liquidation or dissolution of the Corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockhold-ers, the assets belonging to such class and the assets so distributable to the stockholders of such class shall be distributed among such stockholders in proportion to the number of shares of such class held by them.

                   (v) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share of stock stand-ing in his name on the books of the Corporation ir-respective of the class thereof; provided, however, that to the extent class voting is required by the Investment Company Act or Maryland law as to any such matter, those requirements shall apply.











         Except as provided above, all provisions of the Articles of Incorporation relating to stock of the Corporation shall ap-ply to shares of, and to the holders of, all classes of stock.

                   (6) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

                   (7) The presence in person or by proxy of the holders of one-third of the shares of stock of the Corpora-tion entitled to vote (without regard to class) shall consti-tute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

                   (8) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to par-ticipate upon liquidation of the Corporation.

                   (9) No holder of any shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class which the Corporation proposes to issue, or any rights or options which the Corporation proposes to issue or to grant for the purchase of shares of any class or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise ac-quire shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Cor-poration, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Direc-tors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the










         Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                   SIXTH:    (1)  Any holder of shares of stock of the
         Corporation may require the Corporation to redeem and the Corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the Corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

                        (a)  The redemption price per share shall be
                   the net asset value per share determined at such time or times as the Board of Directors of the Cor-poration shall designate in accordance with the provisions of the Investment Company Act.

                        (b)  Payment of the redemption price by the
                   Corporation may be made either in cash or in secu-rities or other assets at the time owned by the Corporation or partly in cash and partly in securi-ties or other assets at the time owned by the Cor-poration, as the Board of Directors may deem advis-able. The value of any part of such payment to be made in securities or other assets of the Corpora-tion shall be the value employed in determining the redemption price.

                        (c) Except as otherwise permitted by the In-vestment Company Act, payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that de-livery of any securities included in any such pay-ment shall be made as promptly as any necessary transfers on the books of the issuers whose securi-ties are to be delivered may be made.

                        (d)  The right of any holder of shares of
                   stock redeemed by the Corporation as provided in this Article SIXTH to receive dividends or distri-butions thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation in accordance with the provisions hereof, and (ii) any dividend or distri-bution to which such holder had previously become










                   entitled as the record holder of such shares on the record date for such dividend or distribution.

                        (e) Redemption of shares of stock by the Cor-poration is conditional upon the Corporation having funds or property legally available therefor.

                   (2) Net asset value shall be determined as pro-vided in the Investment Company Act, and, except as so pro-vided, shall be computed in accordance with the following rules:

              Net asset value per share of a class shall be determined by dividing:

                        (i) The total value of the assets belonging to
                   such class determined as provided in Subsection (3) below less, to the extent determined by or pursuant to the direction of the Board of Directors, all debts, obligations and liabilities of such class (which debts, obligations and liabilities shall in-clude, without limitation of the generality of the foregoing, any and all debts, obligations, li-abilities, or claims, of any and every kind and na-ture, fixed, accrued and otherwise, including the estimated accrued expenses of management and super-vision, administration and distribution and any re-serves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise) but ex-cluding such class' liability upon its shares and its surplus, by

                        (ii) The total number of shares of such class
                   outstanding.

                   The assets and liabilities of the Corporation shall
              be determined in accordance with generally accepted ac-counting principles; provided, however, that in deter-mining the liabilities, there shall be included such re-serves for taxes or contingent liabilities as may be au-thorized or approved by the Board of Directors, and pro-vided further that in connection with the accrual of any fee or refund payable to or by an investment adviser of the Corporation, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each share of the capital stock of the Corporation is being determined due to the contingent nature of such fee or refund, the Board of Directors is authorized to establish formulae from time to time for










              such accrual, on the basis of the contingencies in ques-tion to the date of such determination, or on such other basis as the Board of Directors may establish.

                   The Board of Directors is empowered, in its abso-
              lute discretion, to establish other methods for deter-mining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the Corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act.

                   (3) In determining for the purposes of these Ar-ticles of Incorporation the total value of the assets of the Corporation at any time, investments and any other assets of the Corporation shall be valued in such manner as may be de-termined from time to time by the Board of Directors.

                   (4) The Corporation, either directly or through an agent, may repurchase its shares, out of funds legally avail-able therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the Corporation at such time or times as the Board of Directors of the Corpora-tion shall designate, and take all other steps deemed neces-sary or advisable in connection therewith.

                   (5) The Corporation, pursuant to resolution of the Board of Directors, may cause the redemption, upon the terms set forth in such resolution and in subsections (1) - (3) and
         (7) of this Article SIXTH, of shares of stock owned by any or all stockholders whose shares have an aggregate net asset value of one thousand dollars ($1,000) or less. Notwith-standing any other provision of this Article SIXTH, if cer-tificates representing such shares have been issued, the re-demption price need not be paid by the Corporation until such certificates are presented in proper form for transfer to the Corporation; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, re-gardless of whether or not such presentation has been made.


                   (6)  The obligations set forth in this Article
         SIXTH may be suspended or postponed as may be permissible un-der the Investment Company Act.

                   (7) The Board of Directors may establish other terms and conditions and procedures for redemption, including










         requirements as to delivery of certificates evidencing shares, if issued.

                   (8) Whenever under these Articles of Incorpora-tion, the Board of Directors of the Corporation is permitted or required to place a value on assets of the Corporation, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the Investment Company Act.

                   SEVENTH: (1) The number of directors of the Cor-poration, until such number shall be increased or decreased pursuant to the by-laws of the Corporation, is seven (7).
         The number of directors shall never be less than the minimum number prescribed by the Maryland General Corporation Law. However, the by-laws of the Corporation may fix the number of directors at a number greater or lesser than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the by-laws within a limit specified in the by-laws, provided that in no case shall the number of directors be less than the minimum number required by the laws of Maryland and provided further that the tenure of office of a director shall not be affected by any decrease in the number of directors, and to fill the vacancies created by any such increase in the number of di-rectors. Unless otherwise provided by the by-laws of the Corporation, the directors of the Corporation need not be stockholders therein.

                   (2) The names of the persons who shall act as di-rectors of the Corporation until the first annual meeting or until their successors are duly chosen and qualify are as follows:

                               Dean Sybil Mobley
                               Dr. Amos Bradford
                               Dr. Vivian Carpenter
                               Mr. Marx Cazenave
                               Ms. Lucille Dabney
                               Mr. Irwin Loud III
                               Mr. Darrell Williams

                   (3) The initial by-laws of the Corporation shall be adopted by the directors at their organizational meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the Corporation shall be vested in the Board of Directors of the Corporation.










                   (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations, or liabilities of the Corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for cre-ating such reserves or charges; the use, alteration or can-cellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or dis-charged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the Corporation; the amount of net investment income; the number of shares of stock outstanding; the esti-mated expense in connection with purchases or redemptions of the Corporation's stock; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the Corporation in payment for any shares; or as to any other matters relat-ing to the issue, sale, purchase, redemption and/or other ac-quisition or disposition of investments or shares of the Cor-poration, or the determination of the net asset value of shares of the Corporation, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corpora-tion are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                   EIGHTH:   (1)  To the fullest extent that limita-
         tions on the liability of directors and officers are permit-ted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                   (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is per-mitted by the Maryland General Corporation Law. The Corpora-tion shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may, through a by-law, resolution or agreement, make further pro-visions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.










                   (3) No provision of this Article EIGHTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Cor-poration or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                   (4) References to the Maryland General Corporation Law in this Article EIGHTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article EIGHTH based on any event, omission or proceed-ing prior to such amendment.

                   NINTH:    The following provisions are hereby
         adopted for the purpose of defining and regulating the powers of the Corporation and the directors and stockholders.

                   (1) The by-laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.

                   (2) The holders of shares of the Corporation shall have only such rights to inspect the records, documents, ac-counts and books of the Corporation as are provided by Mary-land law, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at which times and places, and under what conditions and regulations such rights shall be exercised.

                   (3) Any officer elected or appointed by the Board of Directors or any committee of said Board or by the stock-holders or otherwise, may be removed at any time with or without cause, in such lawful manner as may be provided in the by-laws of the Corporation. A director may be removed only as permitted by Maryland law.

                   (4) Unless the by-laws provide otherwise, the Board of Directors of the Corporation shall have power to










         hold their meetings, to have an office or offices and, sub-ject to the provisions of the laws of Maryland, to keep the books of the Corporation, outside of said State at such places as may from time to time be designated by them.

                   (5) In addition to the powers and authority here-inbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Cor-poration, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the by-laws of the Corporation.

                   (6) The Corporation may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment adviser for the Corporation and/or principal underwriter of the Corporation or any subsidiary or affiliate of any such manager or investment adviser and/or principal underwriter and may permit any such firm or corpo-ration to enter into any contracts or other arrangements with any other firm or corporation relating to the Corporation in accordance with the provisions of the Investment Company Act notwithstanding that the Board of Directors of the Corpora-tion may be composed in part of partners, directors, officers or employees of any such firm or corporation and officers of the Corporation may have been or may be or become partners, directors, officers or employees of any such firm or corpora-tion; and in the absence of fraud the Corporation and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Corporation and any such firm or corporation shall be invalidated or in any way adversely affected thereby, nor shall any director or of-ficer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other persons for any loss incurred by it or him solely because of the ex-istence of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                   (7) Whenever any action is taken under these Ar-ticles of Incorporation under any authorization to take ac-tion which is permitted by the Investment Company Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the Invest-ment Company Act then in effect as expressed in "no action"









         letters of the staff of the Securities and Exchange Commis-sion or any release, rule, regulation or order under the In-vestment Company Act or any decision of a court of competent jurisdiction notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modi-fied by any of the foregoing.

                   (8) Each prospectus of the Corporation (which term "prospectus" as used herein shall include any related state-ment of additional information which is in effect from time to time) relating to its shares under the Securities Act of 1933 shall be considered as part of the minutes of the pro-ceedings of the Board of Directors of the Corporation and as reflective of action required or permitted to be taken by such Board under these Articles of Incorporation or by the by-laws of the Corporation, whether or not copies of such prospectus are included in the minute book(s) of the Corpora-tion; provided, however, that nothing herein contained shall affect the liability of any director under the Securities Act of 1933 and/or the Investment Company Act.

                   TENTH: All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of the Corporation's Articles of Incorporation, as from time to time amended.

                   ELEVENTH: From time to time any of the provisions of the Articles of Incorporation of the Corporation may be amended, altered or repealed, including amendments which al-ter the contract rights of any class of stock outstanding, and other provisions authorized by the Maryland General Cor-poration Law at the time in force may be added or inserted in the manner and at the time prescribed by law, and all rights at any time conferred upon the stockholders of the Corpora-tion by its Articles of Incorporation are granted subject to the provisions of this Article.

                   IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

         Dated:  August 6, 1993



                                       /s/ Sherri D. Reiss
                                       Sherri D. Reiss, Incorporator





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